EXHIBIT 10.22

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED
STOCK OPTION PLAN FOR EMPLOYEES

(As Amended Effective as of February 22, 2002)

Section 1. Purpose

     The purpose of this Stock Option Plan for Employees of American Management Systems (the “Company”) is to reward valued employees with grants of stock options, thereby giving them a stake in the Company’s success.

Section 2. Definitions

     (a)  “Affiliate” means (i) any entity that directly or indirectly, is controlled by, or controls or is under common control with, the Company, and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Board.

     (b)  “Board” means the Board of Directors of the Company.

     (c)  “Code” means the Internal Revenue Code of 1986, as amended.

     (d)  “Committee” means the Stock Option/Award Committee, a committee consisting of at least two members of the Board.

     (e)  “Common Stock” means the $0.01 par value common stock of the Company.

     (f)  “Company” means American Management Systems, Incorporated.

     (g)  “Employee” means any individual performing services as an employee for the Company or any current Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan).

     (h)  “Exercise Price” means the price that is required to be paid to exercise an Option and receive the shares that are subject to the Option.

     (i)  “Fair Market Value” means the closing bid price of the Common Stock quoted over the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) in the national market on the date of grant of the Option or if there is no trade on such date, the closing bid price on the last preceding date upon which such Common Stock was traded. Notwithstanding the foregoing, in no event shall Fair Market Value be less than the par value per share of the Common Stock.

     (j)  “Option” means a right granted under the Plan to an Employee that entitles the Employee to purchase from the Company a stated number of shares of Common Stock in exchange for the payment of the Exercise Price. Options granted under the Plan do not, and are not intended to, qualify as “incentive stock options” under Section 422 of the Code.

     (k)  “Option Agreement” means an agreement evidencing an Option between the Company and the Optionee.

     (l)  “Optionee” means an Employee to whom an Option has been granted that has not been fully exercised.

     (m)  “Plan” means this Stock Option Plan for Employees.

Section 3. Administration

     The Plan shall be implemented and administered by the Board. The Board shall have the authority and discretion to adopt and revise such rules and regulations as it shall deem necessary for the administration of the Plan, and to determine, consistent with the provisions of the Plan, the Employees to be granted Options, the times at which Options shall be granted, the Exercise Price of the shares subject to each Option, the number of shares subject to each Option, the vesting schedule of Options or whether the Options shall be immediately vested, the times when Options shall terminate, whether the Exercise Price of Options shall be paid in cash or stock, and all other terms of Options. The Board also shall have the authority to amend or cancel previously-granted Options; provided, however, that no such amendment or cancellation shall be effective without the consent of the Optionee if it would adversely affect the Optionee, or to the extent permitted by Section 7(f); and provided, further, that no amendment will be made that decreases the Exercise Price of a previously-granted Option.

     The Board may delegate its authority under this Section 3 to the Committee with respect to grants to new Employees and grants of Options with respect to less than 25,000 shares of Common Stock, in which case all references in the Plan to the Board in connection with the administration of the Plan shall be read as references to the Committee. Acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee’s actions, including any interpretation or construction of any provisions of the Plan or any Option granted hereunder, shall be final, conclusive and binding unless otherwise determined by the Committee at its next regularly scheduled meeting.

Section 4. Eligibility; Participation; Special Limitations

     All Employees, other than “officers” of the Company as defined for purposes of Sections 16(a) and 16(b) of the Securities Exchange Act of 1934 and “covered employees” within the meaning of Section 162(m) of the Code, of the Company shall be eligible to be granted Options. Nothing contained in the Plan, or in any Option, shall confer upon any Employee the right to continued employment, or shall interfere in any way with the right of the Company or a Affiliate to terminate the employment of such Employee at any time.

Section 5. Basis of Grant

     Options shall be granted to such Employees as the Board may determine from time to time.

Section 6. Number of Shares and Options

     Shares subject to Options may be authorized and unissued shares or shares previously acquired or to be acquired by the Company and held in treasury. The number of shares that may be delivered pursuant to Options granted under the Plan is 1,000,000 shares, subject to adjustment in accordance with Section 7(f). To the extent that any shares of Common Stock that are subject to an Option are (i) not delivered because the Option is forfeited, cancelled or surrendered without consideration, or settled in cash, or (ii) withheld pursuant to Section 7(c) or 9 to pay the Exercise Price or satisfy the Employee’s tax obligations, such shares shall not be deemed to have been delivered for this purpose. The maximum number of shares which may be subject to Options granted to any single Employee during any two (2) consecutive calendar years shall be 500,000 shares, subject to adjustment in accordance with Section 7(f).

Section 7. Terms and Conditions of Options

     (a)  Option Agreements. Each Option shall be evidenced by an Option Agreement. Option Agreements (which need not be identical) shall designate the number of shares and the Exercise Price of the Options to which they pertain, shall set forth the expiration date of the Option, shall set forth the vesting schedule of the Options or state that the Options are vested immediately, and shall include all other terms and conditions of the Options that are not included in the Plan. Option Agreements shall be in writing, dated as of the date the Option is granted, and shall be executed on behalf of the Company by such officers as the Board shall authorize. Option Agreements generally shall be in such form and contain such additional provisions as the Board shall prescribe, but in no event shall they contain provisions inconsistent with the provisions of the Plan.

     (b)  Vesting and Exercise of Options. Options shall vest either immediately or periodically pursuant to a schedule selected by the Board at the same time the Option is granted, provided that the maximum vesting period shall be ten (10) years. Optionees may exercise at any time or from time to time all of any portion of an Option, but only to the extent that the Option is vested at that time.

     (c)  Exercise Price. The price at which all Options may be exercised shall be no less than the Fair Market Value of the Common Stock on the date of grant. Payment of the Exercise Price may be (i) in cash, (ii) by delivery to the Company of (x) irrevocable instructions to deliver to a broker the stock certificates representing the shares for which the Option is being exercised, and (y) irrevocable instructions to the broker to sell such shares and promptly deliver to the Company the portion of the proceeds equal to the Exercise Price, or in the sole discretion of the Board, (iii) by delivery to the Company (either directly or by attestation) of shares of Common Stock already held by the Participant, or, (iv) partly in cash and partly by exchange of such Common Stock, or (v) in any other form of valid consideration permitted by the Committee in its discretion, provided that for purposes of clauses (iii) and (iv) the value of such Common Stock shall be the Fair Market Value on the date of exercise, and further provided that such Common Stock shall have been held by the Optionee for a period of at least six (6) months prior to the date of exercise. The Board may permit deferred payment of all or any part of the Exercise Price of the shares purchased pursuant to the Plan, provided the par value of the shares must be paid in cash.

     (d)  Suspension or Termination of Options. All Options shall expire, and all rights granted under Option Agreements shall become null and void, on the date specified in the Option Agreement, which date shall be no later than ten (10) years after the Options are granted.

     (e)  Non-Transferability of Options. Options are not transferable by the Optionee otherwise than by will or the laws of descent and distribution, or pursuant to a domestic relations order. Except as permitted by the preceding sentence, no Option nor any right granted under an Option Agreement shall be transferred, assigned, pledged, hypothecated or disposed of in any other way (whether by operation of law or otherwise), or be subject to execution, attachment or similar process, and each Option shall be exercisable during the Optionee’s lifetime only by the Optionee. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Options or of such other rights contrary to the provisions hereof, or to subject such Options or such other rights to execution, attachment or similar process, such Options and such other rights shall immediately terminate and become null and void.

     (f)  Adjustment Provisions. Except as otherwise provided in this subsection (f), in the event of changes in the Common Stock by reason of any stock split, combination of shares, stock dividend, reclassification, merger, consolidation, reorganization, recapitalization or similar adjustment, or by reason of the dissolution or liquidation of the Company, appropriate adjustments may be made in (i) the aggregate number of or class of shares available under the Plan, and (ii) the number, class and Exercise Price of shares remaining subject to all outstanding Options. Whether any adjustment or modification is to be made as a result of the occurrence of any of the events specified in this section, and the extent thereof, shall be determined by the Board, whose determination shall be binding and conclusive. Existence of the Plan or of Option Agreements pursuant to the Plan shall in no way impair the right of the Company or its stockholders to make or effect any adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger, consolidation, dissolution or liquidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock of the Company, or any grant of Options on its stock not pursuant to the Plan.

Section 8. Rights as a Shareholder

     Optionees shall not have any of the rights and privileges of shareholders of the Company in respect of any of the shares subject to any Option unless and until a certificate, if any, representing such shares shall have been issued and delivered.

Section 9. Withholding

     To the extent required by applicable federal, state, local or foreign law, an Optionee shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of an Option exercise. The Company shall not be required to issue shares until such obligations are satisfied. The Board may permit these obligations to be satisfied by having the Company withhold a portion of the shares of Common Stock that otherwise would be issued upon exercise of the Option, or to the extent permitted, by permitting the Optionee to tender shares owned by the Optionee.

Section 10. Successors

     The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of any Optionee, including, without limitation, his estate and the executors, administrators or trustees thereof, his heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Optionee.

Section 11. Termination and Amendment of the Plan

     The Plan shall remain in effect until terminated by the Board. The Board shall have complete power and authority at any time to terminate the Plan or to make such modification or amendment thereof as it deems advisable and may from time to time suspend, discontinue or abandon the Plan, provided that no such action by the Board shall adversely affect any right or obligation with respect to any grant theretofore made.

Section 12. Indemnification

     No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. In addition to such other rights of indemnification as they may have as directors or otherwise, the members of the Board shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, Option Agreements or any Option, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a member shall in writing offer the Company the opportunity, at its own expense, to defend the same.

Section 13. Merger of the Company

     Unless the surviving company assumes the Options or substitutes other options having substantially equivalent value, if the Company shall (i) merge or consolidate with another corporation under circumstances where the Company is not the surviving corporation, (ii) sell all, or substantially all of its assets, or (iii) liquidate or dissolve, then each Option shall terminate on the date and immediately prior to the time such merger, consolidation, sale, liquidation or dissolution becomes effective or is consummated, provided that the Optionee shall have the right immediately prior to the effectiveness or consummation of such merger, consolidation, sale, liquidation or dissolution, to exercise any or all of the vested portion of the Option, unless such Option has otherwise expired or been terminated pursuant to its terms or the terms hereof. In the event of such merger, consolidation, sale, liquidation or dissolution, any portion of an outstanding Option which would have vested within one year after the date on which such merger, consolidation, sale, liquidation or dissolution becomes effective or is consummated shall vest immediately prior to the effectiveness or consummation of such merger, consolidation, sale, liquidation or dissolution and shall be part of the vested portion of the Option which the Optionee may exercise.

Section 14. Approval of Plan; Effective Date

     The plan was adopted by the Board on July 27, 2001, and was effective as of January 1, 2001. The plan was amended by the Board on February 22, 2002.